SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                                IPC BRIDGE, INC.
                        AND GERALD E. STARR ("AGREEMENT")

1. Compensation. Effective as of January 13, 1997, paragraph 3 (a) of the Agreement is hereby modified and amended by deleting therefrom "Two Hundred Thousand ($200,000.00)" and substituting therefor "Two Hundred Twenty Five Thousand ($225,000.00)."

2. New Paragraphs. The Agreement is hereby modified by the addition of new Paragraphs 13 and 14, as follows:

      "13.  Change in Control Transaction.

      (a) So long as Employee is not otherwise in breach of this Agreement, upon the occurrence during the period commencing August 1, 1997 and ending July 31, 1998 of a Change of Control (as hereinafter defined) of IPC Information Systems, Inc. (hereinafter, "IPC"), Employee shall become eligible for and the Employer will pay to the Employee an incentive payment (the "Incentive Payment") calculated by multiplying the sum of One Hundred Ninety Six Thousand Dollars ($196,000.00) times an adjustment factor, as specified herein.

The adjustment factor shall be based on the price realized by IPC and/or IPC's stockholders by virtue of the Change of Control, where "X" equals Eighteen ($18.00) dollars per share.

--------------------------------------------------------------------------------
         Change of Control Price                  Adjustment Factor
--------------------------------------------------------------------------------
 Transaction - Less than or equal to "X"               0.70
--------------------------------------------------------------------------------
        Transaction - 116.67% "X"                      1.00
--------------------------------------------------------------------------------
        Transaction - 133.33% "X"                      1.50
--------------------------------------------------------------------------------
        Transaction - 150.00% "X"                      2.00
--------------------------------------------------------------------------------

For amounts which fall between the percentages specified in the foregoing table, Employer shall use a straight-line interpolation to determine the adjustment factor hereunder.

The amount, if any, computed under this Paragraph 13 (a) shall be payable in three (3) annual installments on the fifteenth (15th) day after the date of the closing of the transaction and on each of the first two anniversaries of the closing date; provided, however, that if the Employee's employment terminates due to death, disability, expiration of this Agreement or the Employee's discharge without cause prior to the second anniversary of such closing date, any remaining installments shall be due and payable upon termination of employment.

      (b) For all purposes of this Agreement a "Change in Control" of IPC shall be deemed to have occurred upon the happening of any of the following events:

            (i) the closing of a transaction that would result in the reorganization, merger or consolidation of IPC, respectively, with one or more other persons in which IPC is not the surviving entity;

            (ii) the acquisition of substantially all of the assets of IPC or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the outstanding securities of IPC entitled to vote generally in the election of directors by any person or by any persons acting in concert;

            (iii) a complete liquidation or dissolution of IPC; or

            (iv) the occurrence of any event in connection with an actual or threatened election contest or other actual or threatened solicitation of proxies or consents (all within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) if, immediately following such event, at least fifty percent (50% of the members of the board of directors of IPC are not individuals who were members of the board of directors of IPC on the date of this Agreement.

In no event, however, shall a Change of Control of IPC be deemed to have occurred as a result of any acquisition of securities or assets of IPC or any of its subsidiaries by IPC or any subsidiary of IPC. For purposes of this section, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act."

      "14.  Termination of Employee without Cause. In the event that

      (1) during the term of this Agreement (the "Term") or any extended Term, the Employee's employment with the Employer is terminated (a) at or following a "Change in Control" of IPC occurring during the period commencing August 1, 1997 and ending July 31, 1998 and (b) other than by (i) expiration of the Term, or any extended Term, (ii) death or disability or (iii) for "Cause," and

      (2) in connection with such termination of employment, the Employee releases the Employer from any and all liability for contract damages by virtue of a termination of employment prior to the expiration of the Term (other than liability for amounts due under Section 13 hereof), then the Employer shall pay to the Employee severance pay in an amount equal to 225% of the Employee's Base Compensation. Such amount shall be payable in eighteen equal monthly installments, without interest, on the last day of each calendar month in the period of eighteen consecutive calendar months that begins on or immediately following the date of termination. The Employer and Employee hereby stipulate that, if the last sentence of this Section 14 is not applicable, the damages which may be incurred by Employee as a consequence of any such termination of employment are not capable of accurate measurement and that the payment contemplated by this Section 14 constitutes a reasonable estimate of such damages under the circumstances. The Employer and the Employee agree that, if the last sentence of this Section 14 is not applicable, the benefits provided under this Section 14 constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Employee's efforts, if any, to mitigate damages. The Employer and the Employee further agree that the Employer may condition the payments and benefits (if any) due under this Section 14 on (x) the receipt of the Employee's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Employer or any subsidiary or affiliate of it, (y) the Employee's execution and delivery of a release (in the form of the attached Appendix B) in favor of the Employer with respect to the matters set forth in clause (2) of this Section 14 and (z) the Employee's execution and delivery within twenty-one (21) days after any such termination of employment, and the non-retraction during any statutory waiting periods, of a release in favor of the Employer, in the form of the attached Appendix A. In the event the Employee's employment with the Employer or any subsidiary is terminated under the circumstances set forth in clause (1) of this
Section 14 and the Employee fails, within five (5) business days (with respect to clauses (x) and (y) and within the statutory release and retraction periods with respect to clause (z)) after demand therefor, to satisfy any of the conditions set forth in clause (x), (y) and (z) of the preceding sentence which may be applicable to the receipt of benefits under this Section 14, this Agreement shall be construed and interpreted as though this Section 14 did not exist; and any right or remedy which the Employee may have in respect of such termination under other provisions of this Agreement or otherwise under this Agreement (construed as though this Section 14 did not exist) shall be preserved and remain in full force and effect."

All other terms and conditions of the Agreement shall remain in full force and effect.

Accepted and Agreed, as of this 1st day of August, 1997:



IPC BRIDGE, INC.                            GERALD E. STARR

/s/ Daniel Utevsky                          /s/ Gerald E. Starr
----------------------------------          ------------------------------------

                                   APPENDIX B

                           RELEASE OF CONTRACT DAMAGES

     In consideration of $ _____________ [225% of Base Compensation], to be paid in accordance with Section 14 of the Employment Agreement between IPC Bridge, Inc. and me, I, Gerald E. Starr, hereby waive my rights to contract damages due to me under New York law as a result of the Employer's breach (by termination, prior to the expiration of the Term) of that certain Employment Agreement between myself and IPC Bridge, Inc. (the "Agreement") in favor of liquidated damages in accordance with Section 14 of the Second Amendment to the Agreement. This waiver shall not affect Section 13 of the Agreement.


--------------------------------               ---------------------------------
Witness                                        Gerald E. Starr

STATE OF                            )
                           :        ss.:
COUNTY OF                           )

On this ____ day of _____________________, 199___, before me personally came Gerald E. Starr, to me known, who did depose and say that he resides at _______________________________________, that (s)he is the person who signed the foregoing Release, and that he signed the foregoing Release as his free act and deed.


                                                --------------------------------
                                                Notary Public